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EXHIBIT 10.22

                                 MUTUAL RELEASE

         AGREEMENT (this "Agreement") made and dated as of November ___, 2001, (the "Effective Date"), by and between Dearborn Financial Publishing, Inc., an Illinois corporation ("Dearborn") and EntrePort Corporation, a Florida corporation, and isucceed.com, Inc., a ________ corporation (collectively, "EntrePort")(each of the foregoing, individually, a "Party," collectively, the "Parties")

         WHEREAS, the Parties desire to resolve all claims arising under that separate written Private Label Web Site Agreement dated February 2, 2000 as amended by an amendment dated March 14, 2001 (the "Web Site Agreement");

                  NOW, THEREFORE, in consideration of the promises, covenants and agreements contained in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged by each of the Parties, it is hereby agreed as follows:

                  1. Effective as of the Effective Date hereof, the Website Agreement is hereby terminated and neither party shall have any further rights or obligations thereunder.

                  2. In full settlement of all claims that Dearborn may have against EntrePort relating to the Website Agreement as of the Effective Date, EntrePort shall pay to Dearborn an amount equal to $80,000 (the "Settlement Amount") provided that the following condition precedent is fully satisfied:
EntrePort must close a transaction in which EntrePort receives cash financing in the amount of at least $1,500,000 by no later than December 28, 2001 (the "Condition Precedent"). Provided that the Condition Precedent is satisfied in full, EntrePort shall deliver the Settlement Amount to Dearborn by no later than December 31, 2001 in the following manner: (i) $60,000 by wire transfer; and
(ii) $20,000 by the delivery to Dearborn of EntrePort's promissory note in the principal amount of $20,000 with a maturity date of June 30, 2002 in substantially the form attached hereto as Exhibit A, the terms and conditions of which are hereby incorporated by reference as if set forth in full herein (the "Note").

                           (a) Except as provided in Section 2(c) below,
effective upon Dearborn's receipt of the Settlement Amount, Dearborn releases and discharges EntrePort and from all claims, actions, causes of action, suits, damages, debts, sums of money, expenses, costs, judgments and demands whatsoever, in law and equity, including the claims which, against EntrePort, Dearborn ever had, now has, claims to have or hereafter can, shall or may have, as of the date of this Agreement, for, upon, or by reason of the Web Site Agreement. For purposes of implementing a full and complete release and discharge of EntrePort, Dearborn expressly acknowledges that this release is intended to include in its effect, without limitation, all claims that arise out of the Web Site Agreement which Dearborn does not know or suspect to exist in its favor at the time of execution of this Agreement, and that the release contemplates the extinguishment of any such claims.

                           (b) Except as provided in Section 2(c) below,
effective upon delivery of the Settlement Amount to Dearborn, EntrePort hereby releases and discharges Dearborn from all claims, actions, causes of action, suits, damages, debts, sums of money, expenses, costs, judgments and demands



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whatsoever, in law and equity, including the claims which, against Dearborn,
EntrePort ever had, now has, claims to have or hereafter can, shall or may have, as of the date of this Agreement, for, upon, or by reason of the Web Site Agreement. For purposes of implementing a full and complete release and discharge of Dearborn, EntrePort expressly acknowledges that this release is intended to include in its effect, without limitation, all claims that arise out of the Web Site Agreement which EntrePort does not know or suspect to exist in its favor at the time of execution of this Agreement, and that the release contemplates the extinguishment of any such claims.

                           (c) In the event that (i) the Condition Precedent is
not fully satisfied and EntrePort fails to deliver the Settlement Amount by December 31, 2001; or (ii) EntrePort delivers the Settlement Amount by December 31, 2001 but fails to pay the Note in full by its maturity date (each, a "Terminating Event"), the releases contained in Sections 2(a) and 2(b) above shall have no force or effect and, in such event, each Party shall be free to pursue in full any and all claims it may have against any other Party relating to the Website Agreement, including but not limited to, claims for damages incurred in connection therewith as of the Effective Date.

                           (d) The Parties acknowledge that they are familiar
with the provisions of California Civil Code Section 1542 which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." The Parties, being fully aware of said code section, hereby expressly waive any rights they may have hereunder, as well as under any other statutes or common law principles of similar effect.

                  3. In consideration of Dearborn's agreement to accept the Settlement Amount and the imposition of the Condition Precedent, EntrePort hereby grants to Dearborn a royalty-free license for the content descrived in the license agreement attached hereto as Exhibit B. Said license agreement, the terms and conditions of which are hereby incorporated by reference as if set forth in full herein, shall become effective on the Effective Date hereof and shall not terminate or be otherwise affected even if the releases contained in Sections 2(a) and 2(b) above are rendered without any force or effect due to the occurrence of a Terminating Event described in Section 2(c) above.

                  4. The Parties agree not to engage in any form of conduct, or make any statement or representation (whether written or oral), that disparages or otherwise harms the other party's reputation, good will or commercial interest.

                  5. Any breach of this Agreement shall permit the non-breaching party to seek appropriate injunctive relief, compensatory and punitive damages, and its reasonable costs and attorneys' fees incurred in seeking relief for any such breach.

                  6. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois.

                  7. This Agreement shall be binding upon the Parties and inure to the benefit of their respective predecessors, successors and assigns.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

                                       ENTREPORT CORPORATION

                                       By: ____________________________________
                                       William A. Shue
                                       Title:  Chief Executive Officer

                                       Isucceed.com, Inc.

                                       By: ____________________________________
                                       Title:__________________________________

                                       DEARBORN FINANCIAL PUBLISHING, INC.

                                       By: ____________________________________
                                       Title:__________________________________

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                                   EXHIBIT "A"
                            ONLINE LICENSE AGREEMENT

         For good and valuable consideration, the receipt and adequacy is hereby acknowledged, EntrePort and iSucceed.com, Inc. (collectively, the "Company") hereby grants Dearborn Financial Publishing, Inc. ("Dearborn"), a non-exclusive royalty-free worldwide right and license to revise, edit, display, transmit, reproduce, distribute, promote and otherwise use and offer the following content, in whole or part, over a digital communication medium (the Internet) in the form of Training Content:

         "How to Create Your Rich Future in 12 Simple Steps" by Terri Murphy "Clean Kids Club" by Terri Murphy
         "Eight New Rules of Real Estate" by John Tuccillo
         "Click and Close" by John Tuccillo

         The Company shall deliver the above-described content(collectively, the "Content")to Dearborn in a flash module format as currently maintained by the Company. The Company makes no representation as to whether or not the format of the Content will be compatible with Dearborn's requirements and Dearborn shall be solely responsible for reformatting or reproducing the content into an acceptable format at Dearborn's sole cost and expense.

         The Company represents and warrants that none of the Content contains any defamatory or libelous material, violates any person's right of privacy or publicity or violates the copyrights, trademarks or other rights of any third party. The Company further represents and warrants that Dearborn will not owe any third party any amounts by virtue of Dearborn's exercise of its rights under this license agreement. The Company indemnify and hold Dearborn and its affiliated companies and any Dearborn assignee hereunder harmless from and against any and all damages incurred by any of them as a result of the breach, or alleged breach, of any representations and warranties made by the Company herein. The company understands and agrees that all of the representations, warranties and indemnities contained in this license agreement are made jointly and s4everally by each of the EntrePort Corporation and isucceed.com, Inc.

         This Agreement may be assigned by Dearborn without the Company's consent by Dearborn giving written notice to the Company of such assignment. This Agreement shall be governed by the laws of the State of Illinois, without regard to its conflict of laws principles. This Agreement shall be effective on the Effective Date (as defined in the Mutual Release) and shall remain in effect for an initial term of ten (10) years. Thereafter, renewal shall be automatic for successive one (1) year periods unless the Company gives written notice of non-renewal at least ninety (90) days in advance of any renewal date. Upon termination, all content shall be returned to the Company.

DEARBORN FINANCIAL PUBLISHING                    ENTREPORT CORPORATION

______________________________                   _______________________________
By:                                              By:
Title:                                           Title:

ISUCCEED.COM, INC.

______________________________
By:
Title:

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                                   EXHIBIT "B"

                                 PROMISSORY NOTE

$20,000.00                                                  Carlsbad, California
5% Interest                                                  ___________, 2001

         FOR VALUE RECEIVED, the undersigned (collectively, "Maker") jointly and severally promises to pay to Dearborn Financial Publishing, Inc., on or before June 30, 2002, the principal amount of Twenty Thousand Dollars ($20,000) together with interest from even date at the rate of five percent (5%) per annum, payable as follows: all due at maturity. Maker shall have the right to prepay this Note in whole or in part at any time and without penalty.

         All payments on this note shall be made in lawful money of the United States of America. Should any action be brought to enforce the terms of this Note, the prevailing party shall be entitled to recover costs, including reasonable attorney's fees.

                               EntrePort Corporation

                               _______________________________________
                               By:  William A. Shue, President

                               Isucceed.com, Inc.

                               By:____________________________________
                               Title:

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